Exhibit 99.1



                        LOEHMANN'S HOLDINGS INC. REPORTS

                           FIRST QUARTER 2004 RESULTS


BRONX, N.Y.--(BUSINESS WIRE)--June 9, 2004--Loehmann's Holdings Inc. (NASDAQ:
LHMS) today announced financial results for the first quarter of its fiscal year ended January 29, 2005.

For the first quarter:

         o Net sales increased 18.3% to $107.0 million compared to $90.4 million in the first quarter of fiscal 2003;

         o        Comparable store sales increased by 12.4%;

         o Net income per diluted share increased to $0.69 compared to net income per diluted share of $0.37 in the first quarter of fiscal 2003; and

         o EBITDA totaled $11.3 million compared to $7.5 million in the first quarter of fiscal 2003.

Additionally, during the first quarter of 2004, the Company opened one Loehmann's full line store and one Loehmann's shoe store ending the quarter with 48 stores in 17 states and the District of Columbia.

         Robert N. Friedman, Chief Executive Officer, stated: "We are pleased with our first quarter results, which demonstrate the success of our merchandising, marketing and store expansion strategies."

         Loehmann's is a leading specialty retailer of well-known designer and brand name women's and men's fashion apparel, accessories and shoes at prices that are typically 30% to 65% below department store prices. Loehmann's currently operates 48 stores in major metropolitan markets located in 17 states and the District of Columbia. Loehmann's invites investors to visit the Company's web site at www.loehmanns.com.

********************************************************************************
This release contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks, uncertainties, and other factors which may cause actual results to differ materially from such forward-looking information. Such factors include, among other things, levels of sales and store traffic, general economic and business conditions, competition, development and operating costs, advertising and promotional efforts, brand awareness, and the existence or absence of adverse publicity. For more detail, see the Company's annual and quarterly reports filed with the Securities and Exchange Commission (a copy of which may also be obtained from the Company at (718) 409-2000). Investors and prospective investors are urged to consider the factors discussed above, and to read the Company's annual, quarterly and periodic reports filed with the Securities and Exchange Commission.
********************************************************************************

                               (Tables to Follow)

                            Loehmann's Holdings Inc.
                           Consolidated Balance Sheet
                                ($ in thousands)

                                                                 May 1,      January 31,
                                                                  2004          2004
                                                                --------      --------
                                                               (unaudited)    (audited)
Assets
Cash & cash equivalents                                         $ 11,519      $  8,046
Accounts receivable and other assets                               8,647         7,392
Merchandise inventory                                             69,139        59,177
                                                                --------      --------
    Total current assets                                          89,305        74,615


Property, equipment and leaseholds, net                           44,682        43,893

Deferred financing fees and other assets, net                      1,977         1,305

Deferred tax asset                                                 8,252         8,252

Reorganization value in excess of identifiable assets, net        11,322        11,243
                                                                --------      --------
    Total assets                                                $155,538      $139,308
                                                                ========      ========

Liabilities and stockholders' equity
Accounts payable - trade                                        $ 35,651      $ 28,330

Accrued expenses                                                  18,563        19,041

Income taxes payable                                               3,278             -
                                                                --------      --------
    Total current liabilities                                     57,492        47,371


Deferred tax liability                                             3,441         3,441


Other noncurrent liabilities                                       8,689         7,870

Stockholders' equity:

  Common stock                                                        67            67

  Additional paid-in-capital                                      50,361        50,361

  Retained earnings                                               35,488        30,198
                                                                --------      --------
Total stockholders' equity                                        85,916        80,626
                                                                --------      --------
Total liabilities & stockholders' equity                        $155,538      $139,308
                                                                ========      ========

                            Loehmann's Holdings Inc.
                      Consolidated Statement of Operations
                                   (Unaudited)
                                ($ in thousands)

                                                      Quarter Ended
                                                  ----------------------
                                                   May 1,        May 3,
                                                    2004          2003
                                                  --------      --------

Net Sales                                         $107,019      $ 90,428
                                                  --------      --------
Gross profit                                        43,960        36,427

Revenue from leased department                         353           329
                                                  --------      --------
Operating profit                                    44,313        36,756

Selling, general and administrative expenses        32,994        29,246
                                                  --------      --------
EBITDA(1)                                           11,319         7,510

Depreciation and amortization                        2,436         2,345
                                                  --------      --------
Operating income                                     8,883         5,165

Interest expense, net                                   38           458
                                                  --------      --------
Income before income taxes                           8,845         4,707

Provision for income taxes, net                      3,555         1,955
                                                  --------      --------
Net income                                        $  5,290      $  2,752
                                                  ========      ========

Earnings Per Share :
Basic

   Earnings per share                             $   0.79      $   0.41
                                                  ========      ========
   Weighted average shares outstanding               6,729         6,659
                                                  ========      ========
Diluted

   Earnings per share                             $   0.69      $   0.37
                                                  ========      ========
   Weighted average shares outstanding               7,687         7,510
                                                  ========      ========


(1) EBITDA (earnings before interest, taxes, depreciation and amortization) is not a Generally Accepted Accounting Principles (GAAP) measurement, but is being included, as we believe it is a commonly used measure of operating performance in the retail industry. EBITDA is provided to enhance an investor's understanding of our operating results. It should not be construed as an alternative to operating income as an indicator of operating performance or as an alternative to cash flows from operating activities as a measure of liquidity as determined in accordance with GAAP. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as reported may not be comparable to EBITDA as reported by other companies.